MERRILL LYNCH PREFERRED CAPITAL TRUST II
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                               For the Three Months Ended March 27, 1998
                         -----------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred
                               Capital Trust II         Funding II, L.P.
                         ------------------------     ------------------------

Earnings                              $6,185,568                 $7,253,513
                                      ==========                 ==========

Fixed charges                         $     -                    $      -

Preferred securities distribution
  requirements                         6,000,000                  6,185,568
                                      ----------                 ----------

Total combined fixed charges and
  preferred securities distributions  $6,000,000                 $6,185,568
                                      ==========                 ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                       1.17


                                    For the Period February 6, 1997
                                           to March 28, 1997
                         -----------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred
                               Capital Trust II         Funding II, L.P.
                         ------------------------     ------------------------

Earnings                              $3,711,341                 $4,347,538
                                      ==========                 ==========

Fixed charges                         $     -                    $     -

Preferred securities distribution
  requirements                         3,600,000                  3,711,341
                                      ----------                 ----------

Total combined fixed charges and
  preferred securities distributions  $3,600,000                 $3,711,341
                                      ==========                 ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                       1.17